CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Registration Statement on Form N-1A of Turnaround Investment Trust and to the use of our report dated March 23, 2007 on The Turnaround Fund's (a series of shares of Turnaround Investment Trust) financial statements and financial highlights. Such financial statements and financial highlights appear in the 2007 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.


                                           /s/ Briggs, Bunting & Dougherty, LLP
                                          _____________________________________
                                          Briggs, Bunting & Dougherty, LLP

Philadelphia, Pennsylvania
June 28, 2007